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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-116543) and Forms S-8 (Nos. 333-56996, 333-96825 and 333-110905) of deCODE genetics, Inc. of our report dated February 27, 2004, except for the fifth paragraph of the footnote titled "Long-Term Debt" for which the date is March 15, 2004, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
March 14, 2005

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM